Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.

A Certified Public Accounting Firm

1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720

(435) 865-2808  •  FAX (435) 865-2821

Andrian Burenta, President and Director

Nature’s Call Brands, Inc.

2625 Butterfield Road, Suite 138S

Oak Brook, IL 60523

Dear Mr. Burenta,

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in Amendment No. 2 to the Registration Statement of Nature’s Call Brands, Inc. on Form S-1/A of our report on the financial statements of the Company as its registered independent auditors dated January 15, 2010, as of and for the periods ended November 30, 2009, and 2008.  We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,

January 29, 2010.